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                                                                   EXHIBIT 23.10

                       CONSENT TO BE NAMED AS A DIRECTOR
                                       OF
                                SOUTHDOWN, INC.

     The undersigned, George E. Uding, Jr., hereby consents to be named as a director of Southdown, Inc. (the "Company") in Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-49161) to be filed by the Company with the Securities and Exchange Commission.

Dated: May 8, 1998

                                                /s/  GEORGE E. UDING, JR.

                                          --------------------------------------
                                                   George E. Uding, Jr.